EXHIBIT 99

CERTIFICATION PURSUANT TO
18 U.S.C.  SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of the Vulcan Materials Company Construction Materials Divisions Hourly Employees Savings Plan (the “Plan”) on Form 11-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Charles D. Lockhart, Chairman of the Administrative Committee of the Plan, who performs the functions equivalent to a chief executive officer and chief financial officer of the Plan, hereby certifies, that, on the date hereof:

(1)	such Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ Charles D. Lockhart
Charles D. Lockhart
Chairman, Administrative Committee
Date: June 29, 2009	Vulcan Materials Company
Construction Materials Divisions Hourly
Employees Savings Plan

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.